UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2026
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	01701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2026, Ameresco Euro Holdco Limited (the "Borrower"), an indirect subsidiary of Ameresco, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with certain of its European subsidiaries, including the Company’s joint venture with Sunel Group (the “Sunel JV”), as guarantors (collectively, the “Guarantors”), Ameresco Euro Pledgor LLC, as parent pledgor, the lenders from time to time party thereto (the “Lenders”), and EPIC Administration LLC, as administrative agent (the “Administrative Agent”).

The Credit Agreement provides for a senior secured loan facility in an aggregate principal amount of $125 million (the “Loan Facility”). In addition, the Borrower may request uncommitted incremental loans in an aggregate principal amount not to exceed $100 million, subject to the conditions set forth in the Credit Agreement (the “Incremental Facility”). Borrowings under the Loan Facility are available during the period from the closing date to November10, 2029, and amounts repaid or prepaid after the end of that availability period may not be reborrowed.

The aggregate outstanding principal amount of loans may not exceed a borrowing base equal to 187.5% of the Loan Parties’ trailing twelve-month EBITDA, plus specified percentages of eligible billed receivables and unbilled revenue and up to $10 million of eligible cash, less accounts payable and deferred revenue. The borrowing base is subject to eligibility and collectability adjustments and may not exceed 275% of trailing twelve-month EBITDA.

Proceeds of the loans will be used to fund eligible solar, battery energy storage and energy efficiency projects, support general working capital needs across Ameresco’s businesses in the United Kingdom and elsewhere in Europe, including activities conducted through the Sunel JV, and pay fees and expenses related to the Credit Agreement.

Loans bear interest at the applicable reference rate (a term SOFR-based rate or a base rate, subject to a floor) plus a margin of 5.875%, increasing to 6.375% if the Borrower elects to include certain receivables outstanding for a longer period in the borrowing base. During certain events of default, the applicable interest rate may increase by 2.0%. The Borrower is also obligated to pay an undrawn commitment fee of 1.50% per annum on the unused initial loan commitments, together with other fees. Upon maturity or earlier repayment in full, the Borrower is required to make any additional payment necessary to provide the Lenders with a minimum multiple of invested capital (MOIC) of 1.20x.

The loans mature on November 10, 2031. The Borrower may voluntarily prepay the loans without premium or penalty (other than any applicable MOIC payment). The Credit Agreement also requires mandatory prepayments from, among other things, the incurrence of certain indebtedness, certain asset sales and casualty events (subject to reinvestment rights), consolidated excess cash flow, and borrowing base shortfalls.

The obligations under the Credit Agreement are guaranteed by the Guarantors and secured by pledges of equity interests in the Borrower and certain of its subsidiaries, including the Sunel JV, and security interests in certain bank accounts and other assets of the Borrower and the Guarantors.

The Credit Agreement contains customary affirmative and negative covenants, including, among others, limitations on indebtedness, liens, investments, restricted payments, transactions with affiliates, asset dispositions and fundamental changes. The restricted payment provisions permit the Borrower, following the end of the availability period and subject to certain conditions, to make payments to the Company of up to $5 million in the aggregate per fiscal year. The Credit Agreement also contains financial covenants requiring, as of the end of each fiscal quarter, minimum last-twelve-months EBITDA of $30.0 million, a minimum debt service coverage ratio of 2.00 to 1.00, a minimum current ratio of 1.00 to 1.00 and minimum liquidity of $7.5 million. The Credit Agreement permits certain financial covenant breaches to be cured through equity contributions, subject to specified conditions. It also contains customary events of default, including payment and covenant defaults, cross-defaults to the Company’s senior secured corporate credit facility and second lien corporate term loan, insolvency events and a change of control.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which will be filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD

On November 12, 2026, the Company issued a press release announcing the entry into the Credit Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Index
Exhibit No.	Description
10.1
Credit Agreement, dated as of November10, 2026, among Ameresco Euro Holdco Limited, as Borrower, the Guarantors party thereto, the Lenders party thereto, and EPIC Administration LLC, as Administrative Agent.

99.1	Press release November 12, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
November 12, 2026	By:	/s/ George P. Sakellaris
George P. Sakellaris
Chief Executive Officer